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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2015

HILL-ROM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-6651 (Commission File Number)	35-1160484 (IRS Employer Identification No.)

Two Prudential Plaza, Suite 4100 Chicago, Illinois (Address of principal executive offices)		60601 (Zip Code)

(312) 819-7200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

        On August 17, 2015, Hill-Rom Holdings, Inc. ("Hill-Rom") launched a private offering of $425 million in senior unsecured notes due 2023 (the "Notes"). Hill-Rom expects to use the proceeds of the private offering of Notes to finance, in part, its previously announced acquisition of Welch Allyn Holdings, Inc. ("Welch Allyn"). Hill-Rom and Welch Allyn expect to complete such acquisition on or prior to September 30, 2015, subject to the receipt of regulatory approvals and the satisfaction or waiver of the other conditions to the merger contained in the Agreement and Plan of Merger dated June 16, 2015 among Hill-Rom, Welch Allyn and Empire Merger Sub Corp. However, no assurance can be made that the merger will be completed by such date or at all.

        The Notes will be offered only to "qualified institutional buyers" in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws. This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

        Certain pro forma and other financial information concerning Hill-Rom and Welch Allyn will be disclosed in connection with the private offering of the Notes on the date hereof and is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

        The information contained in this Item 8.01 and Exhibit 99.1 hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

  (a)    Financial statements of businesses acquired.

        Interim unaudited condensed consolidated financial statements of Welch Allyn Holdings, Inc. and subsidiaries comprised of the unaudited condensed consolidated balance sheets as of July 4, 2015 and December 31, 2014, the related unaudited condensed consolidated statements of income and comprehensive income and cash flows for the three and six month periods ended July 4, 2015 and June 28, 2014 and the related notes to the unaudited condensed consolidated financial statements are attached hereto as Exhibit 99.2.

  (b)    Pro forma financial information.

        The unaudited pro forma condensed combined balance sheet for Hill-Rom Holdings, Inc. as of June 30, 2015, the related unaudited pro forma condensed combined income statements for the nine months ended June 30, 2015 and the fiscal year ended September 30, 2014 and the related notes to the unaudited pro forma condensed combined financial information are attached hereto as Exhibit 99.3.

(d)   Exhibits:

Exhibit No.	Description
99.1	Summary unaudited pro forma condensed combined financial data, Summary historical financial data of Hill-Rom, Summary historical financial data of Welch Allyn and Unaudited pro forma condensed combined financial information of Hill-Rom Holdings, Inc. as of June 30, 2015 and for the twelve months ended June 30, 2015, the nine months ended June 30, 2015 and the fiscal year ended September 30, 2014.
99.2	Interim unaudited condensed consolidated financial statements of Welch Allyn Holdings, Inc. and subsidiaries as of July 4, 2015 and December 31, 2014 and for the three and six month periods ended July 4, 2015 and June 28, 2014.
99.3	Unaudited pro forma condensed combined financial information of Hill-Rom Holdings, Inc. as of June 30, 2015 and for the nine months ended June 30, 2015 and the fiscal year ended September 30, 2014.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC. (Registrant)
DATE: August 17, 2015	By:	/s/ STEVEN J. STROBEL
		Name:	Steven J. Strobel
		Title:	Senior Vice President and Chief Financial Officer (duly authorized officer and principal financial officer)

 Exhibit Index

Exhibit No.	Description
99.1	Summary unaudited pro forma condensed combined financial data, Summary historical financial data of Hill-Rom, Summary historical financial data of Welch Allyn and Unaudited pro forma condensed combined financial information of Hill-Rom Holdings, Inc. as of June 30, 2015 and for the twelve months ended June 30, 2015, the nine months ended June 30, 2015 and the fiscal year ended September 30, 2014.
99.2	Interim unaudited condensed consolidated financial statements of Welch Allyn Holdings, Inc. and subsidiaries as of July 4, 2015 and December 31, 2014 and for the three and six month periods ended July 4, 2015 and June 28, 2014.
99.3	Unaudited pro forma condensed combined financial information of Hill-Rom Holdings, Inc. as of June 30, 2015 and for the nine months ended June 30, 2015 and the fiscal year ended September 30, 2014.

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  Item 8.01 Other Events
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index